Exhibit 99.1

       Thomas & Betts Corporation Announces Executive Management Changes

           Christopher P. Hartmann Promoted to Chief Operating Officer

   MEMPHIS, Tenn.--(BUSINESS WIRE)--Sept. 27, 2006--Thomas & Betts Corporation (NYSE:TNB) today named Christopher P. Hartmann executive vice president and chief operating officer. Hartmann, who currently serves as president of the company's electrical business, will assume his new position effective October 2, 2006.

   In his new position, Hartmann will continue to report to Dominic
J. Pileggi, chairman and chief executive officer and will be responsible for the company's global business operations including manufacturing, marketing, sales and distribution. He will continue to lead the company's electrical business until a successor is named.

   "Chris has played a valuable role in developing our electrical business into a strong and innovative competitor," said Dominic J. Pileggi, chairman and chief executive officer. "Under his leadership, sales and earnings for this business have grown faster than the industry average and our electrical manufacturing operations have received national recognition for excellence. We are confident that Chris is the right person to lead the company's global operations and help ensure that we harness the full potential of our company."

   Hartmann (45) joined Thomas & Betts in 2003 as president of the company's electrical operations in the United States, Europe, Asia and Latin America. Prior to joining Thomas & Betts, Hartmann served as president and chief operating officer of Affiliated Distributors (A-D), North America's largest network of independent distributors accounting for more than $20 billion in annual sales. He has also held management positions with Allen Bradley Company (a division of Rockwell Automation), AB Electrolux/White Consolidated and General Electric. Hartmann holds a Masters of Business Administration from Marquette University and Bachelor of Science in Electrical Engineering from the University of Wisconsin - Milwaukee.

   The company also named Imad Hajj to the newly created position of chief development officer, reporting to Pileggi. One of Hajj's major responsibilities will be to lead the company's merger and acquisition activities.

   "Imad is a highly accomplished executive who has the experience, drive and knowledge to help Thomas & Betts capture additional opportunities for growth," said Pileggi.

   Hajj, who currently serves as president of the company's HVAC business, has more than 20 years experience at Thomas & Betts. Previously, Hajj served as general manager of the company's European business and as head of manufacturing for the electrical business. Hajj earned a Bachelor of Science in Industrial Engineering and Masters of Engineering from California Polytechnical State University.

   "Thomas & Betts has made tremendous strides in the past few years," noted Pileggi. "We are financially strong, have excellent manufacturing and logistics capabilities, a strong portfolio of leading brands and are market leaders in each of our businesses. These executive management changes are an important step in fully developing the growth potential of Thomas & Betts."

   Thomas & Betts Corporation (www.tnb.com) is a leading designer and manufacturer of electrical components used in industrial, commercial construction and utility markets. The company is also a leading producer of commercial heating and ventilation units and highly engineered steel structures used primarily for utility transmission. Headquartered in Memphis, Tenn., the company has manufacturing, distribution and office facilities worldwide. In 2005, the company reported $1.7 billion in revenues.

   CAUTIONARY STATEMENT

   This press release includes forward-looking statements that are identified by terms such as "expected," "includes," "will," and "could." These statements discuss business strategies, economic outlook and future performance. These forward-looking statements make assumptions regarding the company's operations, business, economic and political environment, including, without limitation, customer demand, government regulation, terrorist acts and acts of war. The actual results may be materially different from any future results expressed or implied by such forward-looking statements. Please see the "Risk Factors" section of the company's Form 10-K for the fiscal year ended December 31, 2005, for further information related to these uncertainties. The company undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

    CONTACT: Thomas & Betts Corporation, Memphis
             Tricia Bergeron, 901-252-8266
             tricia.bergeron@tnb.com